Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 10, 2014 (January 25, 2015 as to the effects of the stock split described in Note 1 and Note 12) relating to the consolidated financial statements and consolidated financial statement schedule of Inovalon Holdings, Inc. and subsidiaries contained in Registration Statement No. 333-201321 on Form S-1.

/s/ Deloitte & Touche LLP

McLean, Virginia

February 13, 2015